Fifth Avenue Place 600, 425 - 1 Street SW Calgary AB T2P 3L8 Canada Tel: 403-648-3200 Fax: 403-265-0862 www.deloitte.ca

Dejour Energy Inc.

598 - 999 Canada Place

Vancouver, BC

V6C 3E1

Consent of Independent Petroleum Engineers

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Dejour Energy Inc.’s petroleum and natural gas reserves, as of December 31, 2011, in the Registration Statement on Form F-3 of Dejour Energy Inc.

Yours truly,

Original signed by: “Douglas S. Ashton”

Douglas S. Ashton, P. Eng.

Associate Partner

Deloitte & Touche LLP

Dated: August 27, 2012

Calgary, Alberta

CANADA